UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Activision Blizzard, Inc.

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On January 18, 2022, the following communications were made available by certain employees of Activision Blizzard, Inc. on LinkedIn:

Post 1:

(URL to link in blog post: https://investor.activision.com/static-files/c97a5244-ab5c-4a03-b2fa-e71b49d3588d)

Post 2:

Microsoft to buy Activision in $68.7 billion all-cash deal

January 18, 2022

By: Steve Kovach

Microsoft will buy video game giant Activision Blizzard in a $68.7 billion all-cash deal.

Activision makes popular game franchises such as Call of Duty.

Activision has been mired in controversy in recent months due to allegations of sexual harassment and misconduct among company executives.

Microsoft announced Tuesday it will buy video game giant Activision Blizzard in a $68.7 billion all-cash deal.

The price means Microsoft will pay $95 per share for Activision. Activision’s stock ended the day up more than 25%, closing at $82.31 per share on Tuesday. Microsoft’s shares closed down more than 2%. This would be Microsoft’s largest acquisition to date, followed by its purchase of LinkedIn in 2016 for $26.2 billion.

Activision, which is known for popular games such as Call of Duty and Tony Hawk’s Pro Skater, has been mired in controversy for the last several months after reports of sexual misconduct and harassment among the company’s executives. On Monday, Activision said it fired dozens of executives following an investigation.

Under the deal, Activision CEO Bobby Kotick, who has faced calls to resign over the cultural problems within his company, will remain CEO during the transition. Microsoft said Activision as a company will report to Microsoft’s Xbox boss Phil Spencer after the deal closes, implying Kotick could depart after the transition. The Wall Street Journal reported Tuesday afternoon Kotick is expected to step down after the deal closes.

Microsoft said it expects to close the deal in its fiscal 2023. However, U.S. regulators have signaled they will be far more aggressive in evaluating large acquisitions, especially in the tech industry, so there’s a chance the deal dies under government review.

Microsoft has gotten more aggressive with gaming over the past several years. It bought Minecraft maker Mojang for $2.5 billion in 2014. And last year, Microsoft completed a $7.5 billion acquisition of game maker Bethesda.

The deal also plays into a long-term vision for Microsoft as it competes with Meta (formerly Facebook) to build technologies to create a virtual world called the metaverse. In fact, Microsoft CEO Satya Nadella was the first Big Tech CEO to publicly acknowledge the value of the metaverse, months before Meta CEO Mark Zuckerberg. Today, virtual worlds are dominated by gaming, but the hope is they expand to cater to other demographics and replace a lot of traditional social networking activity online.

“When we think about our vision for what a metaverse can be, we believe there won’t be a single, centralized metaverse,” Nadella said on a call Tuesday morning where he discussed the deal. That means Nadella sees an opportunity for many software makers to create many different virtual worlds in the future, instead of one dominant company controlling most of the activity.

Still, Microsoft does not yet have an affordable, consumer-grade virtual reality headset that would be necessary to fulfill the vision for the metaverse. Microsoft does sell an augmented reality headset called HoloLens, but that device paints digital items on top of the real world. It’s not a fully immersive experience and is mostly used for business applications.

In an interview with CNBC’s Becky Quick on “Squawk on the Street,” Kotick said the deal came through after he realized Microsoft had the technology to push Activision forward in the burgeoning competition between tech companies to build the metaverse. In the same interview, Spencer said talks about an acquisition began between the two companies late last year. That said, both companies focused on the present in announcing the deal, with a highlight on Activision’s strength in mobile gaming. For example, Activision owns Candy Crush, one of the most popular and lucrative mobile games around. (Activision bought Candy Crush’s publisher King for $5.9 billion in 2016.) They also highlighted the opportunity to cross-promote popular gaming franchises from both companies, like Microsoft’s Halo and Activision’s World of Warcraft.

“The last two years in particular have shown how critical games are to helping people maintain a sense of community and belonging, even when they are apart,” Nadella said on a conference call Tuesday morning following the announcement of the deal. He added that 3 billion people around the world play video games, a hint at the total market he sees Microsoft moving into.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Microsoft Corporation (“Microsoft”) and Activision Blizzard, Inc. (“Activision Blizzard”), including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “predicts,” “budget,” “forecast,” “continue,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (or the negative versions of such words or expressions). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this report, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Activision Blizzard’s business and the price of the common stock of Activision Blizzard, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Activision Blizzard and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Activision Blizzard’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Activision Blizzard or Microsoft and potential difficulties in Activision Blizzard employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Activision Blizzard’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against Microsoft or against Activision Blizzard related to the merger agreement or the transaction, (viii) the ability of Microsoft to successfully integrate Activision Blizzard’s operations, product lines, and technology, the impact of the COVID-19 pandemic on Activision Blizzard’s business and general economic conditions, (ix) restrictions during the pendency of the proposed transaction that may impact Activision Blizzard’s ability to pursue certain business opportunities or strategic transactions and (x) the ability of Microsoft to implement its plans, forecasts, and other expectations with respect to Activision Blizzard’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that Microsoft and Activision Blizzard file with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this report. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Microsoft and Activision Blizzard assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

In connection with the transaction, Activision Blizzard will file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Activision Blizzard will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF ACTIVISION BLIZZARD ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ACTIVISION BLIZZARD WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ACTIVISION BLIZZARD AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Activision Blizzard with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Activision Blizzard’s website (https://investor.Activision.com) or by writing to Activision Blizzard, Investor Relations, 3100 Ocean Park Boulevard, Santa Monica, California, 90405.

Activision Blizzard and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Activision Blizzard’s stockholders with respect to the transaction. Information about Activision Blizzard’s directors and executive officers and their ownership of Activision Blizzard’s common stock is set forth in Activision Blizzard’s proxy statement on Schedule 14A filed with the SEC on April 30, 2021 as amended on May 3, 2021. To the extent that holdings of Activision Blizzard’s securities have changed since the amounts printed in Activision Blizzard’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the transaction.

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